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                                                                     EXHIBIT 5.1

                    [Morgan, Lewis & Bockius LLP Letterhead]



                                February 13, 2004

Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida  32204

                Re: Fidelity National Financial, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to Fidelity National Financial, Inc., a Delaware corporation ("FNF"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") for the purpose of registering with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), the issuance of shares (the "Shares") of FNF's common stock, par value $.0001 per share (the "Common Stock"), pursuant to the Agreement and Plan of Merger and Reorganization, dated as of January 27, 2004, by and among FNF, Fidelity Information Services, Inc., an Arkansas corporation and wholly owned subsidiary of FNF ("FIS"), Sunday Merger Corp., a Pennsylvania corporation and wholly owned subsidiary of FIS, Sunday Merger LLC, a Delaware limited liability company and wholly owned subsidiary of FIS, and Sanchez Computer Associates, Inc., a Pennsylvania corporation (the "Merger Agreement").

        This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

        In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction of:
(i) the Registration Statement in the form to be filed with the Commission on the date hereof under the Securities Act; (ii) the Merger Agreement; (iii) a specimen certificate representing the Common Stock; (iv) the Restated Certificate of Incorporation and the Restated Bylaws of FNF, each as currently in effect; and (v) certain resolutions of the Board of Directors of FNF. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of FNF and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In making our examination and in rendering our opinion set forth herein, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than FNF, we have assumed that such

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parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery of such documents by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representatives of officers and other representatives of FNF and others.

        We do not express any opinion as to the effect on the opinion expressed herein of (i) the compliance or noncompliance of any party to the Merger Agreement (other than FNF) or (ii) the legal or regulatory status or the nature of the business of any other party. We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued pursuant to the Merger Agreement in accordance with the Merger Agreement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                        Very truly yours,


                                        /s/ Morgan, Lewis & Bockius LLP